For Immediate Release

   NEWS RELEASE

Contacts:

Gastar Exploration Inc.

Michael A. Gerlich, Chief Financial Officer

713-739-1800 / mgerlich@gastar.com

Investor Relations Counsel:

Lisa Elliott / lelliott@DennardLascar.com

Dennard-Lascar Associates: 713-529-6600

Gastar Exploration Inc. Conditionally

Calls 8-5/8% Senior Secured Notes For Redemption

HOUSTON, February 22, 2017 - Gastar Exploration Inc. (NYSE MKT: GST) (“Gastar”) announced today that it has conditionally called for redemption of all $325 million outstanding principal of its 8-5/8% Senior Secured Notes Due 2018 (CUSIP No.  36729W AA1) (the “Notes”) for redemption on March 24, 2017 (the “Redemption Date”) at a redemption price of 102.156% of the principal amount of the Notes (the “Redemption Price”), plus accrued and unpaid interest to, but not including, the Redemption Date. The redemption of the Notes is conditioned upon the completion, on or before March 21, 2017, of the financings contemplated in the previously announced Securities Purchase Agreement dated as of February 16, 2017, by and among Gastar and certain purchasers affiliated with Ares Management, L.P. Gastar expects the financings will be completed by the end of this month. Gastar will publicly announce and notify the holders and the indenture trustee for the Notes if the foregoing condition is not satisfied, whereupon the redemption will be revoked.

About Gastar

Gastar Exploration Inc. is a pure play Mid-Continent independent energy company engaged in the exploration, development and production of oil, condensate, natural gas and natural gas liquids. Gastar’s principal business activities include the identification, acquisition, and subsequent exploration and development of oil and natural gas properties with an emphasis on unconventional reserves, such as shale resource plays. Gastar holds a concentrated acreage position in what is believed to be the core of the STACK Play, an area of central Oklahoma which is home to multiple oil and natural gas-rich reservoirs including the Meramec, Oswego, Osage, Woodford and Hunton formations. For more information, visit Gastar's website at www.gastar.com.

Forward Looking Statements

This news release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance.  A statement identified by the use of forward-looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements.  Although Gastar believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release.  These include risks inherent in oil and natural gas drilling and production activities, including risks with respect to continued low or further declining prices for oil and natural gas that could result in further downward revisions to the value of proved reserves or otherwise cause Gastar to further delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow; risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and continued low or further declining prices for oil and natural gas; risks regarding Gastar’s ability to meet financial covenants under its indenture or credit agreements or the ability to obtain amendments or waivers to effect such compliance; risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations; delays in receipt of drilling permits; risks relating to unexpected adverse developments in the status of properties; borrowing base redeterminations by Gastar’s banks; risks relating to the absence or delay in receipt of government approvals or third-party consents; risks relating to Gastar’s ability to realize the anticipated benefits from acquired assets; and other risks described in Gastar’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission (“SEC”), available at the SEC’s website at www.sec.gov.  Gastar’s actual sales production rates can vary considerably from tested initial production rates depending upon completion and production techniques and its primary areas of operations are subject to natural steep decline rates. By issuing forward-looking statements based on current expectations, opinions, views or beliefs, Gastar has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

#   #   #